Exhibit 10.2
AMENDMENT TO SECURITIES PURCHASE AGREEMENT
          This Amendment (this “Amendment”) to that certain Securities Purchase Agreement, dated as of April 1, 2010 (the “Securities Purchase Agreement”), is entered into as of April 20, 2010, between Xenonics Holdings, Inc., a Nevada corporation (the “Company”), and the undersigned stockholders of the Company (each, a “Holder” and collectively, the “Holders”). Capitalized terms used and not otherwise defined shall have the meanings given such terms in the Securities Purchase Agreement.
RECITALS
A.	In connection with the sale by the Company of shares of its common stock (“Common Stock”) and common stock purchase warrants (“Warrants”), the Company, the Holders and certain other investors entered into the Securities Purchase Agreement, whereby, among other things: (a) pursuant to the terms of Section 4.11, the Purchasers were granted certain preemptive right, except for issuances of “Exempt Securities” and (b) the Company agreed pursuant to the terms set forth in Section 14.2 of the Securities Purchase Agreement, not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of Common Stock or securities which would entitle the holder thereof to acquire Common Stock, other than “Exempt Securities,” for a period of at least 90 days after the closing of the transaction contemplated by the Securities Purchase Agreement.

B.	The closing of the transactions contemplated by the Securities Purchase Agreement took occurred on April 6, 2010;

C.	The Company contemplates the issuance and sale of up to an additional 1,100,000 shares of Common Stock and 1,100,000 Warrants (collectively, the “Additional Securities”) for a purchase price of $550,000, pursuant to a securities purchase agreement identical to the Securities Purchase Agreement except as to date and certain adjustments to account for issuances of Securities under the Securities Purchase Agreement;

D.	In accordance with Section 5.5 of the Securities Purchase Agreement, “No provision of the Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the Company and the Purchasers holding at least 67% in interest of the Shares based on the initial Subscription Amounts hereunder...”

E.	The Company and the Holders, who represent “Purchasers holding at least a 67% interest of the Shares based on initial Subscription Amounts under the Securities Purchase Agreement,” now wish to amend the Securities Purchase Agreement to include the Additional Securities within the definition of Exempt Securities.
          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Holder hereby agree as follows:
1.	The definition of “Exempt Securities” as set forth in the Securities Purchase Agreement shall be amended and restated in its entirety as follows:

          “Exempt Issuance” means the issuance of (a) shares of Common Stock or options to employees, officers or directors of the Company pursuant to any stock or option plan duly adopted for such purpose, by a majority of the non-employee members of the Board of Directors or a majority of the members of a committee of non-employee directors established for such purpose, (b) securities upon the exercise or exchange of or conversion of any Securities issued hereunder and/or other securities exercisable or exchangeable for or convertible into shares of Common Stock issued and outstanding on the date of this Agreement, provided that such securities have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities, (c) securities issued pursuant to acquisitions or strategic transactions approved by a majority of the disinterested directors of the Company, provided that any such issuance shall only be to a Person (or to the equityholders of a Person) which is, itself or through its subsidiaries, an operating company or an owner of an asset in a business synergistic with the business of the Company and shall provide to the Company additional benefits in addition to the investment of funds, but shall not include a transaction in which the Company is issuing securities primarily for the purpose of raising capital or to an entity whose primary business is investing in securities and (d) Shares and Warrants purchased on or before April 30, 2010 pursuant to a securities purchase agreement substantially identical to this Agreement except as to date and certain adjustments to account for issuances of Securities under this Agreement, in amount not to exceed the difference between $2,000,000 and the aggregate of the Subscription Amounts received pursuant to this Agreement.
2.	Except as amended herein, the Securities Purchase Agreement shall remain in full force and effect.

3.	This Amendment shall become effective upon its execution, which may occur in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures of the parties may be evidenced by facsimile transfers of the same and shall have the same force and effect as original signatures. Other than the reference to the Agreement contained in the preamble of this Amendment, each reference to the Agreement and any agreement contemplated thereby or executed in connection therewith, whether or not accompanied by reference to this Amendment, shall be deemed a reference to the Agreement as amended by this Amendment.
[Signature Pages Follows]

     IN WITNESS WHEREOF, the undersigned have each executed this Amendment as of the date set forth above.

XENONICS HOLDINGS, INC.			STOCKHOLDER:

By:	/s/ Alan P. Magerman		Signature:	/s/ John C. Lipman

	Name: Alan P. Magerman			Name: John C. Lipman
	Title: Chairman and Chief Executive Officer			Its:

	STOCKHOLDER:		STOCKHOLDER:
	Brio Capital L.P.		Chestnut Ridge Partners, LP

	Signature:	/s/ Shaye Hirsch	Signature:	/s/ Kenneth Holz

		Name: Shaye Hirsch		Name: Kenneth Holz
		Its: Managing Partner		Its: CFO

	STOCKHOLDER:		STOCKHOLDER:
	Octagon Capital Partners		Poseidon Capital, LLC

	Signature:	/s/ Stephen Hart	Signature:	/s/ Yoel Altman

		Name: Stephen Hart		Name: Yoel Altman
		Its: General Partner		Its: President

	STOCKHOLDER:		STOCKHOLDER:
	Warrant Strategies Fund, LLC		Cranshire Capital LP

	Signature:	/s/ J. Mitchell Hull	Signature:	/s/ Mitchell P. Kupin

		Name: J. Mitchell Hull		Name: Mitchell P. Kupin
		Its: Managing Member		Its: President

	STOCKHOLDER:		STOCKHOLDER:
	Freestone Advantage Partners, LP		Southridge Partners II LP

Signature:	/s/ Mitchell P. Kupin Name: Mitchell P. Kupin	Signature:	/s/ Stephen M. Hicks Name: Stephen M. Hicks
	Its: Manager		Its: Managing Director of General Partner